Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT - REAL ESTATE LOAN

This Amendment (the “Amendment”) is entered into this 7th day of April, 2010, by and between DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation authorized to do business in the State of Florida, having its principal place of business at 205 Carriage Street, Guin, Alabama 35563 (the “Borrower”), and DEER VALLEY CORPORATION, a Florida corporation, successor by merger with CYTATION CORP., a Delaware corporation, having a mailing address of 3111 West Dr. MLK Boulevard, Suite 100, Tampa, Florida 33607 (the “Guarantor”), and FIFTH THIRD BANK, an Ohio banking corporation, having a mailing address of 201 East Kennedy Boulevard, Suite 1800, Tampa, Florida 33602 (the “Bank”), and amends and modifies that certain Loan Agreement dated May 26, 2006 (the “Loan Agreement”) as follows:

1. Terms. All of the capitalized terms in this Amendment shall have the meanings as defined in the Loan Agreement.

2. Financial Covenant. The Financial Covenant set forth in Section 3. p (1) of the Loan Agreement is deleted in its entirety and the following Section 3. p (1) is substituted in its place and stead:

“p. (1) Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio (Excluding Cap Ex) globally for Borrower, Deer Valley Financial Corp. and Deer Valley Corporation (collectively the “Corporations”), of not less than 1.25 to 1.00, measured on a rolling 4-quarter basis, commencing March 31, 2010. As used herein ‘Debt Service Coverage Ratio (Excluding Cap Ex)’ means the ratio of (a) the sum of the Corporations’ consolidated net income before taxes, depreciation, amortization and interest expense, less distributions, dividends and other extraordinary/non-recurring income plus goodwill impairment charges to (b) the sum of the Corporations’ interest expense, and all required principal payments including capital leases (excluding principal due at maturity).”

3. Warranties. Borrower hereby affirms and warrants that all of the warranties made in the Note, Loan Agreement and the other Loan Documents, and any other documents or instruments recited herein or executed with respect thereto directly or indirectly, are true and correct as of the date hereof and that Borrower is not in default of any of the foregoing nor aware of any default with respect thereto, and that Borrower has no defenses or rights of offset with respect to any indebtedness to the Bank. Borrower hereby releases and indemnifies the Bank from any cause of action against it existing as of the date of execution hereof. The rights and defenses being waived, released and indemnified hereunder include without limitation any claim or defense based on the Bank having charged or collected interest at a rate greater than that allowed to be contracted for by applicable law as changed from time to time, provided, however, in no event shall such waiver and release be deemed to change or modify the terms of the Loan Documents which provide that sums paid or received in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, reduce the principal sum due, said provision to be in full force and effect.

4. Ratification. Except as modified by this Amendment, Borrower hereby ratifies and confirms the continued validity and viability of all terms, conditions and obligations set forth in the Loan Documents and all other instruments as modified by this Amendment.

5. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or of the remaining provisions of this Amendment.

6. Florida Contract. This Amendment shall be deemed a Florida contract and shall be construed according to the laws of the State of Florida, regardless of whether this Amendment is executed by certain of the parties in other states.

7. Binding Effect. This Amendment shall bind the successors and assigns to the parties hereto and constitutes the entire understanding of the parties, which may not be modified except in writing.

8. Other Terms. Except as specifically modified and amended by the terms set forth in this Amendment, all of the other terms, covenants, obligations and conditions of the Loan Agreement shall remain in full force and effect.

9. Guarantor’s Reaffirmation. Guarantor executes this Amendment to re-affirm its liability for the obligations of the Borrower under the Loan Agreement as modified by this Amendment.

Entered into as of the day and year first above written.

WITNESSES:	“BORROWER”

DEER VALLEY HOMEBUILDERS, INC.,
an Alabama corporation

	By:	/s/ Joel Logan
Signature of Witness		Joel Logan, as its President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

“GUARANTOR”

DEER VALLEY CORPORATION,
a Florida corporation

	By:	/s/ John Steven Lawler
Signature of Witness		John Steven Lawler, as its
Chief Financial Officer and Secretary
Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

“BANK”

FIFTH THIRD BANK,
an Ohio banking corporation

	By:	/s/ Richard R. Skrodzki
Signature of Witness		Richard R. Skrodzki, as its Vice President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of             , 2010, by Joel Logan, as President of DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of             , 2010, by John Steven Lawler, as Chief Financial Officer and Secretary of DEER VALLEY CORPORATION, a Florida corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

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(SEAL)

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this      day of             , 2010, by Richard R. Skrodzki, as Vice President of FIFTH THIRD BANK, an Ohio banking corporation, on behalf of the Bank.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)